EXHIBIT 99.1

United States Antimony Corporation

Announces Webcast set for Thursday,

May 8, 2025, at 4:15 PM Eastern Time on Record

First Quarter 2025 Financial and Operating Results

DALLAS, TX / ACCESS Newswire / May 6, 2025 / United States Antimony Corporation ("USAC" or the “Company”), (NYSE American: UAMY) announces a Webcast set for Thursday, May 8, 2025 at 4:15 PM Eastern Time to report record First Quarter 2025 Financial and Operational Results.

Title:	United States Antimony Corporation First Quarter 2025 Results Webcast

Event Date:	Thursday, May 8, 2025, 4:15 PM Eastern Time

Webcast URL:	https://www.webcaster4.com/Webcast/Page/2604/52469

Q&A:	Questions are to be typed and submitted through the online portal, accessed by the Webcast URL link.

Webcast Duration:	60 Minutes

Participant Number:	Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 848307

Webcast Replay Expiration:	Friday, May 23, 2025

Webcast Replay Location:	https://www.usantimony.com/investors

Speakers:	Gary C. Evans, Chairman and CEO Joe Bardswich, Director and EVP, Chief Mining Engineer Rick Isaak, SVP & Chief Financial Officer Jonathan Miller, VP Investor Relations

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. The Company acquired mining claims and leases located in Alaska and Ontario, Canada and leased a metals concentration facility in Montana in 2024 that could expand its operations as well as its product offerings.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma," and other similar words and expressions. Forward- looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

4438 W. Lover’s Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail:  Jmiller@usantimony.com

Phone: 406-606-4117